Exhibit 4.1

================================================================================






                   KANEB PIPE LINE OPERATING PARTNERSHIP, L.P.



                                     Issuer



                                       and



                               JPMORGAN CHASE BANK



                                     Trustee





                          SECOND SUPPLEMENTAL INDENTURE





                            Dated as of August, 2002







                     7.750% SENIOR UNSECURED NOTES DUE 2012






================================================================================

                                TABLE OF CONTENTS

                                                                                                       Page

ARTICLE 1             Relation to Indenture; Definitions................................................1
         Section 1.01.         Relation to Indenture....................................................1
         Section 1.02.         Definitions and References...............................................1
         Section 1.03.         General References.......................................................2
ARTICLE 2             Co-Obligation of Statia Canada....................................................2
         Section 2.01.         Co-obligation of Statia Canada...........................................2
         Section 2.02.         Remedies of the Trustee..................................................2
         Section 2.03.         Notice to Holders........................................................2
ARTICLE 3             Miscellaneous.....................................................................2
         Section 3.01.         Certain Trustee Matters..................................................2
         Section 3.02.         Continued Effect.........................................................2
         Section 3.03.         Governing Law............................................................3
         Section 3.04.         Counterparts.............................................................3


     SECOND SUPPLEMENTAL INDENTURE, dated as of August 9, 2002, and effective as of April 4, 2002, (the "Second Supplemental Indenture"), between KANEB PIPE LINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the "Company"), having its principal office at 2435 North Central Expressway, Richardson, Texas, STATIA TERMINALS CANADA PARTNERSHIP, a general partnership formed under the laws of the province of Nova Scotia and wholly-owned subsidiary of the Company ("Statia Canada"), having it's principal office at 3816 Port Malcolm Road, Point Tupper, Nova Scotia, Canada B9A 1Z5, and JPMORGAN CHASE BANK, a New York banking corporation ("JPMorgan"), as trustee under the Indenture referred to below (in such capacity, the "Trustee").

                             RECITALS OF THE COMPANY

     WHEREAS, the Company has heretofore entered into an Indenture, dated as of February 21, 2002 (the "Original Indenture");

     WHEREAS, the Company has heretofore entered into a First Supplemental Indenture, dated as of February 21, 2002 (the "First Supplemental Indenture"), with JPMorgan, as trustee, that established a series of Debt Securities issued under the Indenture designated as the Company's 7.750% Senior Unsecured Notes due 2012 (the "Notes");

     WHEREAS, the Original Indenture and First Supplemental Indenture are incorporated herein by this reference and the Original Indenture, as supplemented by the First Supplemental Indenture and this Second Supplemental Indenture, is herein called the "Indenture";

     WHEREAS, under the Original Indenture, changes may be made to the Indenture which provide additional rights or benefits to the Holders of Debt Securities, and the terms thereof may be established by a supplemental indenture executed by the Company and the Trustee;

     WHEREAS, the Company and Statia Canada desire that Statia Canada be jointly and severally liable with the Company for the payment of principal of, and premium (if any) and interest on, the Notes, but not for the performance or compliance of any other obligations of the Company under the Indenture;

     WHEREAS, all acts and things necessary to make the Notes, the valid and binding obligations of the Company and Statia Canada and to make this Second Supplemental Indenture a valid and binding agreement in accordance with the Original Indenture and First Supplemental Indenture have been done or performed;

     NOW,   THEREFORE,   in  consideration  of  the  premises,   agreements  and
obligations set forth herein and for other good, valuable and reasonably equivalent consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                 ARTICLE 1 - RELATION TO INDENTURE; DEFINITIONS

Section 1.01. Relation to Indenture.

     With respect to the Notes, this Second Supplemental Indenture constitutes an integral part of the Indenture.

Section 1.02. Definitions and References.

     For all purposes of this Second Supplemental Indenture, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned in the Original Indenture, as amended by the First Supplemental Indetnure.

Section 1.03. General References.

     All references in this Second Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Second Supplemental Indenture; and the term "herein", "hereof", "hereunder" and any other word of similar import refers to this Second Supplemental Indenture.

                   ARTICLE 2 - CO-OBLIGATION OF STATIA CANADA

Section 2.01. Co-obligation of Statia Canada.

     Statia Canada hereby agrees, for the equal and proportionate benefit of the Holders of the Notes, that it shall be jointly and severally and unconditionally liable and obligated for the prompt payment when due of any and all principal of, and premium (if any) and interest on the Notes, in accordance with the terms of the Notes and the Indenture to the same extent as the Company is obligated to pay such amounts, without any kind of joinder of, notice or presentment to, or demand on, the Company; provided, however, Statia Canada shall, 30 days after the delivery of written notice to the Trustee, be released from any liability or obligation under the Notes and the Indenture without any additional action or consent from the Trustee, any Holder or any other Person, other than for any matured payment obligation for principal of, or premium or interest on, the Notes in existence when such notice was given. The undertaking of Statia Canada hereunder is solely one of payment as herein provided and shall include no other obligation of, or restriction on, the Company, as any of such obligations or restrictions shall from time to time exist under the Indenture unless Statia Canada has, by supplemental indenture, otherwise agreed.

Section 2.02. Remedies of the Trustee.

     The Trustee shall not be required to institute any action or proceedings at law or in equity against Statia Canada for the collection of sums due and unpaid or enforce the performance of any provision of the Notes against Statia Canada, or prosecute any such action or proceedings to judgment or decree, unless (i) such action is requested by Holders of a majority in aggregate principal amount of the Notes (evidenced as provided in Section 8.01 of the Original Indenture) and (ii) any Event of Default with respect to the Company shall have occurred and be continuing.

Section 2.03. Notice to Holders.

     Statia Canada shall within 30 days of the date hereof, provide notice to the Holders of the co-obligation created hereby in accordance with the terms of
Section 1.07 of the Original Indenture.

                           ARTICLE 3 - MISCELLANEOUS

Section 3.01. Certain Trustee Matters.

     The recitals contained herein shall be taken as the statements of the Company and Statia Canada, and the Trustee assumes no responsibility for their correctness.

     The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or the Notes or the proper authorization or the due execution hereof or thereof by the Company and Statia Canada.

Section 3.02. Continued Effect.

     Except as expressly supplemented and amended hereby, the Original Indenture and First Supplemental Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Original Indenture and First Supplemental Indenture, as supplemented and amended hereby, is in all respects hereby ratified and confirmed. This Second Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

Section 3.03. Governing Law.

     This Second Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

Section 3.04. Counterparts.

     This instrument may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.



                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and delivered, all as of the day and year first above written.

                               KANEB PIPE LINE OPERATING
                               PARTNERSHIP, L.P.

                                By:  Kaneb Pipe Line Company LLC,
                                     Its General Partner


                                By:      /s/  EDWARD D. DOHERTY
                                   ----------------------------------------
                                   Name: E. D. Doherty
                                   Title:   Chairman and Chief Executive Officer



                               Statia Terminals Canada Partnership,

                                By:  Statia Terminals Canada, Incorporated ,
                                     Its General Partner


                                By:       /s/ JAMES F. BRENNER
                                   ---------------------------------------------
                                   Name: James F. Brenner
                                   Title:   Vice President



                               JPMORGAN CHASE BANK
                                   as Trustee


                                By:   /s/ CAROL LOGAN
                                   ---------------------------------------------
                                   Name: Carol Logan
                                   Title:  Authorized Officer